EXHIBIT 10.3
                            QUAD SYSTEMS CORPORATION
                          EXECUTIVE SEVERANCE PAY PLAN


                                                      Effective January 26, 1996

SECTION 1.        PURPOSE

                  The purpose of the Quad Systems Corporation Executive Severance Pay Plan is to provide guidelines for severance payments to executives at the level of Vice President and above who meet the eligibility requirements described below when they are permanently terminated without cause from their active employment with Quad Systems Corporation.

SECTION 2.        DEFINITIONS

                  As hereinafter used:

                  2.1  "Company" means Quad Systems Corporation.

                  2.2 The "Effective Date" of the Plan is January 26, 1996.

                  2.3 The "Board of Directors" is the Board of Directors of Quad Systems Corporation.

                  2.4 An "Employee" or a "Executive Employee" means a person who, after the Effective Date, was employed by Quad Systems Corporation on his Termination Date in an Executive Position, on a full time basis at a stated rate of compensation expressed in terms of weekly, monthly or annual salary, on a regular and continuing basis, specifically excluding any persons who: (a) are employed on less than a full-time basis; (b) were hired for a specific limited period of time or on a sporadic or intermittent basis for periods of varying duration;(c) are not actively employed by virtue of being on medical leave, educational leave, or any other reason; or (d) are not employed in an Executive Position on their Termination Date.

                  2.5 A "full  Year of  Employment"  of an  Employee  means  the
Employee's full years of continuous employment up to and including the Employee's Termination Date.

                  2.6 "Pay" means the base salary of an eligible Employee at his or her stated weekly, monthly or annual rate as of the Employee's Termination Date. "Pay" does not include overtime pay, bonuses of any kind or any other remuneration. A "Week of Pay" shall be calculated in accordance with the Company's regular payroll practices and procedures.

                  2.7 The "Plan" means the Quad Systems Corporation Executive Severance Pay Plan as set forth herein as amended from time to time.

                  2.8 "Termination Date" means the date upon which Quad Systems Corporation terminates the Employee's employment with Quad Systems Corporation.

                  2.9 The "Benefits Committee" means a committee composed of Quad Systems Corporation President; Senior Vice President, Finance; and Human Resources Director. Any two (2) such persons shall constitute a quorum.

                  2.10 "Severance Pay" is a payment made to an eligible Executive Employee pursuant to Section 3.1 hereof.

                  2.11 "Executive Position" means any position at the level of Vice President or above.

SECTION 3.        ELIGIBILITY

                  3.1 An Executive Employee shall be eligible to receive Severance Pay if and only if all of the following conditions are met (and he is not disqualified from eligibility pursuant to Section 3.2) as determined in the sole discretion of the Benefits Committee under this Plan:

                           (a)  The Employee is an Employee of the Company after
 the Effective Date of the Plan;

                           (b) The  employment of the Employee is  involuntarily
and permanently terminated by the
Company without cause while the Plan remains in effect and while the Employee is in an Executive Position, because of (i) a permanent layoff, reduction-in-force, facility closing, reorganization or consolidation, other similar business decision or (ii) because of unsatisfactory performance;

                           (c) The Employee does not receive  severance pay from
the Company other than pursuant to this Plan;

                           (d) The Employee  has returned all Company  property,
submitted all travel, expense and
other such reports, and has paid to the Company any amounts that are due;

                           (e) The Company has not determined that the Employee,
either prior or subsequent to
the cessation of employment, has (i) misappropriated or improperly used or disclosed a confidential or proprietary information of the Company or (ii) failed to comply with any contractual obligations to the Company; and

                           (f) The  Employee  duly  executes and provides to the
Company within the time period
specified by the Company a General Release satisfactory to the Company, which the Employee does not revoke in a timely manner, if a revocation provision is included in the Company's sole discretion. At a minimum, the General Release must include language releasing and forever discharging the Company, its past, present and future officers, directors, attorneys, employees, owners and agents and their respective successors and assigns (collectively "Releasees"), jointly and severally, from any and all actions, charges, causes of action or claims of any kind (collectively "Claims"), known or unknown, which Employee, his or her heirs, agents, successors or assigns ever had, have or thereafter may have against Releasees arising out of any matter, occurrence or event existing or occurring prior to the execution of the General Release, including, without limitation: any claims relating to or arising out of Employee's employment with and/or termination of employment by the Company; any claims for unpaid or withheld wages, severance, benefits, commissions, bonuses and/or other compensation of any kind; any claims for attorneys' fees, costs or expenses; any claims of discrimination and/or harassment based on age, sex, race, religion, color, creed, disability, handicap, citizenship, national origin, sexual preference or any other factor prohibited by federal, state or local law (such as the Age Discrimination in Employment Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, as amended, and the Pennsylvania Human Relations Act); any whistleblower and/or retaliation claims; and/or any claims under the Employee Retirement Income Security Act; and/or any common law claims, including, but not limited to, breach of contract, negligence, libel, breach of covenant of good faith and fair dealing, slander, fraud, wrongful discharge, promissory estoppel, equitable estoppel and misrepresentation.

                  3.2 An Executive Employee may not receive Severance Pay if any of the following disqualifying events occur as determined in the sole discretion of the Benefits Committee under this Plan:

                           (a)  The Company is sold or the portion of the
Company's operations at which the
Employee works is sold or otherwise transferred to an entity ("Owner") other then the Company, and the Employee is offered employment by or transferred to the new Owner, regardless of the terms and conditions of employment offered by the new Owner;

                           (b)  The  Employee  is  terminated   for  cause,   as
determined in the sole discretion of the
Company, including but not limited to for absenteeism or tardiness, insubordination, dishonesty, theft, misappropriation or misuse of Company property, disclosure of confidential or proprietary information to other persons, willful misconduct, harassment, or the failure to comply with the Company's rules, policies or procedures, which currently exist or are hereafter adopted;

                           (c) The Employee terminates employment by retirement,
resignation, death or permanent or temporary disability;

                           (d)  The Employee refuses to accept a transfer;

                           (e) The Company  determines that the Employee has not
returned all Company property, submitted all travel, expense and other such reports or has not paid to the Company any amounts that are due;

                           (f) The Company determines that the Employee,  either
prior to or subsequent to the
cessation of employment, has (i) misappropriated or improperly used or disclosed confidential or proprietary information of the Company or (ii) failed to comply with any contractual obligation to the Company; or

                           (g) The Employee fails to duly execute and to provide
to the Company within the time
specified by the Company a General Release satisfactory to the Company, which the Employee does not timely revoke, if a revocation period is applicable.

SECTION 4.        SEVERANCE BENEFIT AMOUNT

                  4.1 Except as otherwise provided in this Section 4, the Severance Pay to be paid to an eligible Employee shall be four (4) Weeks of Pay for each full year of Employment up to a maximum of twenty-four (24) Weeks of Pay. The minimum amount of severance pay shall be eight (8) Weeks of Pay. Notwithstanding the foregoing, all Severance Pay shall cease upon the date the Employee commences other full-time employment.

                  4.2 If an eligible Employee applies for and receives unemployment compensation payments for any period of time during or for which Severance Pay is being paid, any Severance Pay remaining to be paid shall not be reduced by the amount of any such unemployment compensation payments.

                  4.3 If an Employee due to sickness or injury receives short-term disability payments, worker's compensation or long-term disability payments after the Employee's Termination Date, the Employee shall not receive any Severance Pay until the cessation of said payments. Once said payments cease, the amount of Severance Pay to which the Employee is entitled shall be reduced by the amount of any such short-term disability, worker's compensation or long-term disability payments.

                  4.4 The severance benefit provided for in the Plan is the maximum benefit that the Company will pay for severance. To the extent that a Federal, state or local law might require the Company to make a payment to an Eligible Employee because of that Employee's involuntary termination, the benefit payable under the Plan shall be correspondingly reduced..

                  4.5 The Company shall have the right to take such action as it deems necessary or appropriate to satisfy any requirements under Federal, state or other laws to withhold or to make deductions from any benefits payable under the Plan.

SECTION 5.        DISTRIBUTION OF BENEFITS

                  5.1 The Company will pay to each eligible Employee Severance Pay directly out of the general assets of the Company in installments in accordance with its normal payroll practices. Such payments shall commence as soon as practicable following either the Employee's Termination Date and continue until the benefit due is paid. Notwithstanding the foregoing, the Company reserves the right to pay any severance benefit payable hereunder in a single lump sum payment.

                  5.2 Severance Pay shall be paid to the estate of any eligible Employee who dies before the entire amount due hereunder is paid.

SECTION 6.        PLAN ADMINISTRATION

                  6.1 The Plan shall be administered by the Benefits Committee, which shall have complete authority to prescribe, amend and rescind rules and regulations relating to the Plan. The Benefits Committee may allocate and assign any of its responsibilities and duties for the operation and administration of the Plan to such other persons as it determines appropriate.

                  6.2 The determinations by the Benefits Committee on the matters referred to such Committee shall be conclusive. The Benefits Committee shall have full discretionary authority, the maximum discretion allowed by law, to administer, interpret and apply the terms of this Plan, and determine any and all questions or disputes hereunder, including but not limited to eligibility for benefits and the amount of benefits due.

                  6.3 In the event of a claim by any person including but not limited to any Employee (the "Claimant") as to whether he is entitled to any benefit under the Plan, the amount of any distribution or its method of payment, such Claimant shall present the reason for his or her claim in writing to the Benefits Committee. The claim must be filed within forty-five (45) days following the date upon which the Claimant first learns of his claim. All claims shall be in writing, signed and dated and shall briefly explain the basis for the claim. The claim shall be mailed to the Benefits Committee by certified mail at the following address: Quad Systems Corporation, Two Electronic Drive, Horsham, PA 19044. The Benefits Committee shall, within ninety (90) days after receipt of such written claim, decide the claim and send written notification to the Claimant as to its disposition; provided that the Benefits Committee may elect to extend said period for an additional ninety (90) days if special circumstances so warrant and the Claimant is so notified in writing prior to the expiration of the original ninety (90) day period. In the event the claim is wholly or partially denied, such written notification shall (a) state the specific reason or reasons for the denial; (b) make specific reference to pertinent Plan provisions on which the denial is based: (c) provide a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) set forth the procedure by which the Claimant may appeal the denial of his or her claim. The Claimant may request a review of such denial by making application in writing to the Benefits Committee within sixty (60) days after receipt of such denial. Said application must be via certified mail. Such Claimant (or his or her duly authorized representative) may, upon written request to the Benefits Committee, review any documents pertinent to his or her claim, and submit in writing issues and comments in support of his or her claim or position. Within sixty (60) days after receipt of a written appeal, the Benefits Committee shall decide the appeal and notify the Claimant of the final decision; provided that the Benefits Committee may elect to extend said sixty
(60) day period to up to one hundred twenty (120) days after receipt of the written appeal. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions on which the decision is based.

SECTION 7.        PLAN MODIFICATION OR TERMINATION.

                  7.1 The Plan may be modified, amended or terminated at any time by the Board of Directors or its designee, with or without notice. Any such modification, amendment or termination shall be effective at such date as the Board of Directors or its designee may determine.

                  7.2 All claims for benefits hereunder, even if raised after termination of the Plan, shall be determined pursuant to Section 6.3, and when acting pursuant thereto, the Benefits Committee shall retain the authority provided in Section 6. Notwithstanding any termination of the Plan, all Employees who are eligible before the date of termination to receive Severance Pay pursuant to this Plan shall remain entitled to receive said benefit under the terms and conditions of this Plan.

SECTION 8.        GENERAL PROVISIONS .

                  8.1 Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge him or her at any time, with or without cause.

                  8.2 If any of the positions on the Benefits Committee becomes vacant, either the Chairman of the Board or President may appoint such person or persons as he or she determines, to carry out the responsibilities assigned to such position under this Plan.

                  8.3 Except as otherwise provided by law, no right or interest of any Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any other manner, but excluding adjudication of incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Employee, except to the extent specifically provided for herein.

                  8.4 The Plan is unfunded. All benefits payable under the Plan shall be paid out of the general assets of the Company.

                  8.5 The Plan shall be governed by and construed in accordance with the Employee Retirement Income Security Act of 1974, as amended, and to the extent not preempted, the laws of the Commonwealth of Pennsylvania.

                  8.6 The Plan is intended to constitute a "welfare plan" under the Employee Retirement Income Security Act of 1974, as amended, and any ambiguities in the Plan shall be construed to effect that intent.

                  8.7 Whenever applicable the masculine gender, as used in the Plan, shall include the feminine or neuter.